UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

(a) On January 4, 2012, our board of directors increased the public offering price of our continuous public offering of common stock from $10.25 per share to $10.40 per share. This increase in our public offering price is effective as of our January 11, 2012 weekly closing. On January 5, 2012, we issued a press release announcing the increase in our public offering price to $10.40 per share. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein. As a result of the increase in our public offering price per share, our maximum sales load per share and the net proceeds per share will correspondingly increase from $1.025 to $1.04 and from $9.225 to $9.36, respectively.

(b) On January 4, 2012, our board of directors declared a distribution that represents an annualized distribution yield of 7.0% based on our current public offering price of $10.40 per share. This declaration replaces the previously declared distributions for the period through March 27, 2012. The distributions are based on weekly record dates from January 17, 2012 through and including March 27, 2012. The distributions will be paid by us monthly in accordance with the schedule below. The annualized distribution yield should not be interpreted to be a measure of our current or future performances. It is anticipated that these distributions, in the aggregate, will be substantially supported by net investment income and, if any, realized gains. The sources of distributions will be disclosed in our regular financial reports. The record dates and payment dates will be as follows:

Record Date	Distribution Payment Date	Distribution Declared Per Share
January 10, 2012	February 1, 2012	$0.013798
January 17, 2012	February 1, 2012	$0.014000
January 24, 2012	February 1, 2012	$0.014000
January 31, 2012	February 1, 2012	$0.014000
February 7, 2012	February 29, 2012	$0.014000
February 14, 2012	February 29, 2012	$0.014000
February 21, 2012	February 29, 2012	$0.014000
February 28, 2012	February 29, 2012	$0.014000
March 6, 2012	March 28, 2012	$0.014000
March 13, 2012	March 28, 2012	$0.014000
March 20, 2012	March 28, 2012	$0.014000
March 27, 2012	March 28, 2012	$0.014000

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated January 5, 2012.

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2012	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer

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